Exhibit 99.1

Investors and Media

Christopher Oltmann

(818) 264-4907

PennyMac Financial Services, Inc. Reports

First Quarter 2016 Results

Moorpark, CA, May 5, 2016 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $26.5 million for the first quarter 2016, on revenue of $143.4 million. Net income attributable to PFSI common stockholders was $5.2 million, or $0.23 per diluted share. Book value per share increased to $12.59, up from $12.32 at December 31, 2015.

First Quarter 2016 Highlights

•	Pretax income of $30.1 million, down 61 percent from the prior quarter
o	Results adversely impacted by non-cash valuation losses on mortgage servicing rights (MSRs) of $125.9 million, partially offset by gains from hedges and excess servicing spread (ESS) liability totaling $78.2 million, driven by a significant decline in mortgage rates
o	Excluding net MSR-related valuation changes, pretax income was $77.8 million
•	Production segment pretax income of $68.4 million, up 36 percent from the prior quarter
o	Total loan production activity of $10.9 billion in unpaid principal balance (UPB), down 2 percent from the prior quarter
o	Strong growth in consumer direct channel with $1.2 billion in UPB of originations, up 17 percent from the prior quarter, and $2.2 billion in UPB of interest rate locks, up 23 percent from the prior quarter
•	Servicing segment pretax loss of $39.5 million, versus pretax income of $27.9 million in the prior quarter
o	Servicing portfolio reached $164.9 billion in UPB, up 3 percent from December 31, 2015, due to loan production activities
•	Investment Management segment pretax income of $1.1 million, up 74 percent from the prior quarter
o	Net assets under management were approximately $1.6 billion, down 6 percent from December 31, 2015, driven by PennyMac Mortgage Investment Trust’s (PMT) repurchase of its common shares of beneficial interest and the anticipated return of capital to investors in the private Investment Funds

“The mortgage banking business is inherently sensitive to changes in interest rates, and PennyMac Financial has in place a comprehensive risk management approach designed to moderate the immediate impact of interest rate changes while taking into consideration the company-wide effect on revenue opportunities over time. Interest rates declined during the first quarter which drove a significant value reduction in our MSRs, even after the offset from our interest rate risk management strategies,” said Chairman and Chief Executive Officer Stanford L. Kurland. “That said, PennyMac Financial’s underlying operating results and growth trends remain solid. Mortgage production activity is strong, particularly in our consumer direct channel which is delivering higher volumes and margins. With interest rates remaining low, we continue to experience increased volumes of applications and loans in process, which we expect to drive higher production income in future periods to further offset the first quarter impact on our mortgage servicing asset.”

1

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended March 31, 2016
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$78,214	$13,310	$91,524	$–	$91,524
Loan origination fees	22,434	–	22,434	–	22,434
Fulfillment fees from PMT	12,935	–	12,935	–	12,935
Net servicing fees	–	17,519	17,519	–	17,519
Management fees	–	–	–	5,912	5,912
Carried Interest from Investment Funds	–	–	–	593	593
Net interest income (expense):
Interest income	8,377	5,151	13,528	–	13,528
Interest expense	4,883	16,144	21,027	9	21,036
	3,494	(10,993)	(7,499)	(9)	(7,508)
Other	239	(232)	7	(64)	(57)
Total net revenue	117,316	19,604	136,920	6,432	143,352
Expenses	48,908	59,066	107,974	5,288	113,262
Income (loss) before provision for income taxes and non-segment activities	68,408	(39,462)	28,946	1,144	30,090
Non-segment activities (1)	–	–	–	–	49
Income (loss) before provision for income taxes	$68,408	$(39,462)	$28,946	$1,144	$30,139

(1) Relates to parent Company interest expense eliminated in consolidation

2

Production Segment

Production includes the correspondent acquisition of newly originated mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT, and consumer direct lending.

PennyMac Financial’s loan production totaled $10.9 billion in UPB, of which $7.6 billion in UPB was for its own account, and $3.3 billion was fee-based fulfillment activity for PMT. Interest rate lock commitments (IRLCs) on correspondent government-insured and consumer direct loans totaled $8.7 billion in UPB.

Production segment pretax income was $68.4 million, an increase of 36 percent from the fourth quarter 2015. Production revenue totaled $117.3 million, an increase of 12 percent from the fourth quarter, primarily resulting from a 19 percent quarter-over-quarter increase in net gains on mortgage loans held for sale, driven by a significant increase in originations and lock volumes in the consumer direct channel, which tends to have substantially higher margins than the correspondent channel.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
MSR value	$95,373	$112,196	$67,028
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,951)	(1,993)	(1,289)
Provision for representations and warranties	(2,082)	(1,978)	(1,495)
Cash investment (1)	(51,140)	(7,885)	(15,599)
Fair value changes of pipeline, inventory and hedges	51,324	(21,604)	26,733
Net gains on mortgage loans held for sale	$91,524	$78,736	$75,378

Net gains (loss) on mortgage loans held for sale by segment:
Production	$78,214	$65,893	$76,979
Servicing	$13,310	$12,843	$(1,601)

(1) Includes cash hedge expense

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent production business. These services include, but are not limited to: marketing; relationship management; the approval of correspondent sellers and the ongoing monitoring of their performance; review of loan data, documentation and appraisals to assess loan quality and risk; pricing; hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT. Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $12.9 million in the first quarter, unchanged from the fourth quarter 2015. Fulfillment fee revenue was driven by a 6 percent quarter-over-quarter reduction in conventional conforming loan acquisitions, offset by an increase in the average fulfillment fee rate to 40 basis points, from 37 basis points in the fourth quarter. The weighted average fulfillment fee includes contractual discretionary reductions in the fulfillment fee to facilitate the successful completion of certain loan transactions by PMT.

Production segment expenses were $48.9 million, a 10 percent decrease from the fourth quarter 2015, primarily driven by reductions in direct and allocated discretionary and equity-based compensation resulting from the Company’s overall financial results.

3

Servicing Segment

Servicing includes income from owned MSRs, in addition to subservicing and special servicing activities. The Servicing segment posted a pretax loss of $39.5 million in the first quarter, versus pretax income of $27.9 million in the fourth quarter 2015. Servicing segment revenues in the first quarter totaled $19.6 million, a 75 percent decrease from the fourth quarter, primarily due to a 77 percent reduction in net loan servicing fees.

Net loan servicing fees totaled $17.5 million for the quarter and included $114.9 million in servicing fees reduced by $49.7 million of amortization and realization of MSR cash flows. Net loan servicing fees also included $125.9 million of fair value losses and impairment provisioning related to MSRs, partially offset by $58.7 million of related hedging gains and $19.4 million of gains due to the change in fair value of the ESS financing. MSR fair value losses and impairment provisioning in the first quarter resulted from expectations for higher future prepayment activity due to the significant decline in mortgage rates during the quarter. PennyMac Financial extinguished a portion of the ESS financing related to Fannie Mae and Freddie Mac MSRs in February; as a result, ESS financing outstanding at March 31, 2016 only relates to Ginnie Mae MSRs.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Servicing fees (1)	$114,933	$112,699	$72,924
Effect of MSRs:
Amortization and realization of cash flows	(49,696)	(47,403)	(24,104)
Change in fair value and (provision for) reversal of impairment of MSRs carried at lower of amortized cost or fair value	(125,887)	45,513	(46,701)
Change in fair value of excess servicing spread financing	19,449	(6,864)	7,536
Hedging gains (losses)	58,720	(26,976)	17,121
Total amortization, impairment and change in fair value of MSRs	(97,414)	(35,730)	(46,148)
Net loan servicing fees	$17,519	$76,969	$26,776

(1) Includes contractually-specified servicing fees

Servicing segment revenue also included $13.3 million in net gains on mortgage loans held for sale at fair value in the first quarter resulting from the securitization of reperforming government-insured loans, versus $12.8 million in the fourth quarter 2015. These loans were previously purchased out of Ginnie Mae securitizations and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily with the use of loan modifications.

Servicing segment expenses totaled $59.1 million, a 17 percent increase from the fourth quarter, as a result of increased credit loss provisioning and expenses related to the early buyout of loans from seasoned Ginnie Mae pools.

The total servicing portfolio reached $164.9 billion in UPB at March 31, 2016, an increase of 3 percent from the prior quarter end. Of the total servicing portfolio, prime servicing was $161.3 billion in UPB and special servicing was $3.6 billion in UPB. PennyMac Financial subservices and services under contract $49.6 billion in UPB, an increase of 4 percent from December 31, 2015, primarily due to new correspondent acquisitions by PMT. PennyMac Financial’s MSR portfolio grew to $112.8 billion in UPB, an increase of 2 percent over the prior quarter, primarily resulting from the acquisition of government-insured loans in correspondent production and from consumer direct lending activities.

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The table below details PennyMac Financial’s servicing portfolio UPB:

	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$64,485,308	$59,880,349	$39,203,101
Acquisitions	48,351,570	50,722,355	32,782,888
	112,836,878	110,602,704	71,985,989
Mortgage servicing liabilities	926,756	806,897	421,452
Mortgage loans held for sale	1,561,006	1,052,485	1,288,744
	115,324,640	112,462,086	73,696,185
Subserviced for Advised Entities	45,940,082	43,963,378	37,138,595
Total prime servicing	161,264,722	156,425,464	110,834,780
Special servicing:
Subserviced for Advised Entities	3,641,873	3,847,254	4,403,831
Total special servicing	3,641,873	3,847,254	4,403,831
Total loans serviced	$164,906,595	$160,272,718	$115,238,611

Mortgage loans serviced:
Owned
Mortgage servicing rights	$112,836,878	$110,602,704	$71,985,989
Mortgage servicing liabilities	926,756	806,897	421,452
Mortgage loans held for sale	1,561,006	1,052,485	1,288,744
	115,324,640	112,462,086	73,696,185
Subserviced	49,581,955	47,810,632	41,542,426
Total mortgage loans serviced	$164,906,595	$160,272,718	$115,238,611

5

Investment Management Segment

PennyMac Financial manages PMT and the private Investment Funds, for which it earns base management fees and may earn incentive compensation. Net assets under management were approximately $1.6 billion as of March 31, 2016, down 6 percent from December 31, 2015, primarily due to PMT’s share repurchase program and the planned return of capital to investors in the private Investment Funds.

Pretax income for the Investment Management segment was $1.1 million, an increase of $488 thousand from the fourth quarter 2015. Management fees, which include base management fees from PMT and the private investment funds and any earned incentive fees from PMT, decreased 7 percent from the prior quarter, primarily due to the reduced net assets under management. Carried interest from the private investment funds increased to $593 thousand, compared to a $270 thousand decrease in the prior quarter resulting from improved performance in the private Investment Funds.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,352	$5,670	$5,730
Performance incentive	–	–	1,273
	5,352	5,670	7,003
Investment Funds	560	659	1,486
Total management fees	5,912	6,329	8,489
Carried Interest	593	(270)	1,233
Total management fees and Carried Interest	$6,505	$6,059	$9,722

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,414,503	$1,496,112	$1,542,159
Investment Funds	207,706	231,744	413,155
	$1,622,209	$1,727,856	$1,955,314

Investment Management segment expenses totaled $5.3 million, a 4 percent decrease from the fourth quarter 2015.

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Consolidated Expenses

Total expenses for the first quarter were $113.3 million, a 3 percent increase from the fourth quarter. The increase in total expenses primarily resulted from increased credit loss provisioning and expenses related to the early buyout of loans from seasoned Ginnie Mae pools.

Mr. Kurland concluded, “While significant interest rate volatility such as that seen in the first quarter can adversely impact near-term results, we are pleased with our underlying profitability and the ongoing growth of our businesses. For example, our consumer direct production channel continues to scale, a result of the investments we have made in our operational infrastructure, and is delivering increasingly meaningful contributions to PennyMac Financial’s earnings. In particular, we believe that we are poised to capitalize on the opportunities presented by the current low interest rate environment to continue growing the company and delivering strong returns on equity for our shareholders.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Standard Time) on Thursday, May 5, 2016.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.” Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: : the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; our dependence on the multifamily and commercial real estate sectors for future originations of commercial mortgage loans and other commercial real estate related loans; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or expansion of existing business activities; our ability to detect misconduct and fraud; and our ability to mitigate cybersecurity risks and cyber incidents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands, except share)
ASSETS
Cash	$116,560	$105,472	$82,032
Short-term investments at fair value	28,264	46,319	30,275
Mortgage loans held for sale at fair value	1,653,963	1,101,204	1,353,944
Derivative assets	90,054	50,280	242,397
Servicing advances, net	284,140	299,354	61,064
Carried Interest due from Investment Funds	70,519	69,926	68,531
Investment in PennyMac Mortgage Investment Trust at fair value	1,023	1,145	1,597
Mortgage servicing rights	1,337,082	1,411,935	790,411
Real estate acquired in settlement of loans	2,320	–	–
Furniture, fixtures, equipment and building improvements, net	23,855	16,311	11,118
Note receivable from PennyMac Mortgage Investment Trust secured	150,000	150,000	–
Receivable from Investment Funds	1,119	1,316	2,488
Receivable from PennyMac Mortgage Investment Trust	17,647	18,965	18,719
Capitalized software, net	4,323	3,025	559
Deferred tax asset	14,637	18,378	42,141
Loans eligible for repurchase	139,009	166,070	112,201
Other	46,748	45,594	40,524
Total assets	$3,981,263	$3,505,294	$2,858,001

LIABILITIES
Assets sold under agreements to repurchase	$1,658,578	$1,166,731	$992,187
Mortgage loan participation and sale agreements	246,636	234,872	190,762
Notes payable	127,693	61,136	134,665
Obligations under capital lease	12,070	13,579	–
Excess servicing spread financing at fair value	321,976	412,425	222,309
Derivative liabilities	9,915	9,083	10,903
Mortgage servicing liabilities at fair value	6,747	1,399	6,529
Accounts payable and accrued expenses	87,005	89,915	86,945
Payable to Investment Funds	28,843	30,429	32,011
Payable to PennyMac Mortgage Investment Trust	153,094	162,379	130,870
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	74,275	74,315	71,094
Liability for loans eligible for repurchase	139,009	166,070	112,201
Liability for losses under representations and warranties	22,209	20,611	14,689
Total liabilities	2,888,050	2,442,944	2,005,165

STOCKHOLDERS' EQUITY
Class A common stock¾authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 22,047,491, 21,990,831 and 21,577,686 shares, respectively	2	2	2
Class B common stock¾authorized 1,000 shares of $0.0001 par value; issued and outstanding, 50, 51 and 54 shares, respectively	–	–	–
Additional paid-in capital	174,005	172,354	164,656
Retained earnings	103,645	98,470	60,270
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	277,652	270,826	224,928
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	815,561	791,524	627,908
Total stockholders' equity	1,093,213	1,062,350	852,836
Total liabilities and stockholders’ equity	$3,981,263	$3,505,294	$2,858,001

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands, except per share data)
Revenue
Net gains on mortgage loans held for sale at fair value	$91,524	$78,736	$75,378
Loan origination fees	22,434	20,969	16,682
Fulfillment fees from PennyMac Mortgage Investment Trust	12,935	12,855	12,866
Net servicing fees:
Loan servicing fees
From non-affiliates	91,327	90,081	50,101
From PennyMac Mortgage Investment Trust	11,453	11,880	10,670
From Investment Funds	701	720	968
Ancillary and other fees	11,452	10,018	11,185
	114,933	112,699	72,924
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(97,414)	(35,730)	(46,148)
Net servicing fees	17,519	76,969	26,776
Management fees:
From PennyMac Mortgage Investment Trust	5,352	5,670	7,003
From Investment Funds	560	659	1,486
	5,912	6,329	8,489
Carried Interest from Investment Funds	593	(270)	1,233
Net interest expense:
Interest income	13,529	11,985	8,933
Interest expense	20,987	19,415	11,829
	(7,458)	(7,430)	(2,896)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(86)	65	107
Other	28	(984)	1,679
Total net revenue	143,401	187,239	140,314
Expenses
Compensation	68,298	71,566	58,144
Servicing	20,887	12,979	9,735
Technology	6,847	7,059	4,938
Professional services	3,733	4,763	2,833
Loan origination	4,186	4,583	4,351
Other	9,311	9,056	7,075
Total expenses	113,262	110,006	87,076
Income before provision for income taxes	30,139	77,233	53,238
Provision for income taxes	3,596	8,327	6,114
Net income	26,543	68,906	47,124
Less: Net income attributable to noncontrolling interest	21,368	56,135	38,096
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$5,175	$12,771	$9,028

Earnings per share
Basic	$0.24	$0.58	$0.42
Diluted	$0.23	$0.58	$0.42
Weighted-average common shares outstanding
Basic	22,006	21,912	21,593
Diluted	76,194	76,132	76,050

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